UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

ORION S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36563	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 City Plaza Drive, Suite 300 Spring, Texas 77389 (Address of principal executive offices, including zip code)

(281) 318-2959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	OEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2025, Orion S.A. (the “Company”) appointed Jonathan Puckett as its new Chief Financial Officer (“CFO”) effective December 1, 2025. Mr. Puckett will succeed Jeffrey Glajch, who served as the Company’s CFO since April 2022. Mr. Glajch will retire as the Company’s CFO effective as of Mr. Puckett’s appointment, and will continue to be employed by the Company until the end of the 2025 fiscal year, following which he will serve as a consultant to the Company during the first quarter of 2026 to ensure an orderly transition.

Mr. Puckett, 56, has more than 30 years of financial leadership experience, much of it within the chemical industry. He joins the Company after 14 years with Celanese Corp. (“Celanese”) (NYSE: CE), a global chemical and specialty materials company, where he served in roles of increasing responsibility, including as Vice President, Global Supply Chain, Engineered Materials from August 2025 until recently, as Vice-President Finance, Chief Financial Officer, Acetyl Chain Segment and Global Leader of Shared Services from November 2023 until August 2025, and as Vice President Finance, Global Leader of Financial Planning & Analysis and Shared Services from November 2020 to November 2023. Prior to Celanese, Mr. Puckett served in senior financial roles at Affiliated Computer Services, Inc., PwC LLP, and KPMG LLP.

In connection with his appointment, Mr. Pucket signed an offer letter (the “Offer Letter”) on November 3, 2025. Pursuant to the Offer Letter, Mr. Puckett will receive (i) an annual base salary of $500,000; (ii) eligibility to participate in the Company’s annual bonus plan at a target level of 65% of his base salary commencing on January 1, 2026, (iii) eligibility to participate in the Company’s long-term incentive plan with an annual target of 150% of his base salary beginning on January 1, 2026 (awards under which will be delivered 30% as restricted stock units vesting ratably over a three-year period, and 70% as performance share units vesting on a cliff schedule over a three-year period); (iv) a sign-on equity grant in restricted stock units within 30 days of his hire date with a grant date value of $250,000; (v) a $140,000 sign-on bonus payable in two equal installments within 30 days of his hire date and by the end of March 2026; (vi) a relocation and transition support of $30,000 subject to gross-up for taxes; and (vii) eligibility for cash severance equal to one year of base salary and one year of target bonus upon the occurrence of certain events. Mr. Puckett will also be eligible to participate in the Company’s 401(k) plan and its standard health and welfare benefits programs available to similarly situated executives. Mr. Puckett’s employment is subject to certain customary eligibility conditions and he will be subject to confidentiality and non-disclosure requirements.

Mr. Puckett does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K. The foregoing summary does not purport to be a complete description of the Offer Letter and is qualified in its entirety by the Offer Letter, a copy of which is filed as an Exhibit 10.1 hereto and incorporated herein by reference.

In connection with his retirement, on November 5, 2026, Mr. Glajch entered into a consulting services agreement (the “Consulting Services Agreement”) pursuant to which he will provide exclusive consulting services to the Company and its affiliated group companies until March 31, 2026 or such earlier date as may be determined by the parties (the “Transition Period”). During the Transition Period, Mr. Glajch will serve as an independent contractor to the Company. In consideration of his service, Mr. Glajch will receive (i) a consulting fee in the amount of $500 per hour to the extent his work hours as a consultant exceed 40 hours per calendar month during the Transition Period; (ii) any accrued and outstanding 2025 bonus under the Orion Incentive Compensation Plan attributable to Mr. Glajch’s prior employment with the Company payable as of December 31, 2025 that he would have otherwise forfeited due to his retirement; (iii) the settlement of outstanding 2024 and 2025 performance share units as if Mr. Glajch had satisfied the criteria of “early retirement” under the respective award agreement governing each award, and that Mr. Glajch would have otherwise forfeited due to his retirement; and (iv) the full costs of continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act during the Transition Period. Mr. Glajch will also be reimbursed for reasonable, pre-approved out-of-pocket costs during the Transition Period. Mr. Glajch will also continue to be subject to certain confidentiality, non-solicitation, non-competition, non-disparagement and other restrictive covenants as provided under the Consulting Services Agreement.

The foregoing description of the terms of the Consulting Services Agreement is qualified in its entirety by reference to the full terms of the Consulting Services Agreement, a copy of which is filed as an Exhibit 10.2 hereto and incorporated herein by reference.

On November 6, 2025, the Company issued a press release regarding the executive transition described above, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter by and between Orion S.A. and Jonathan Puckett, dated November 3, 2025
10.2	Exclusive Carbon Black Consulting Services Agreement by and between Orion S.A. and Jeffrey Glajch, dated November 5, 2025
99.1	Press Release of Orion S.A., dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORION S.A.

November 7, 2025	By:	/s/ Corning Painter
		Name:	Corning Painter
		Title:	Chief Executive Officer